                                                      Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                         DYNAMICS RESEARCH CORPORATION
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

         MASSACHUSETTS                                           04-2211809
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               60 Frontage Road
                         Andover, Massachusetts 01810
                         -----------------------------
          (Address of principal executive offices including zip code)

                       2000 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                           (Full title of the Plan)

                               Richard A. Covel
                      Vice President and General Counsel
                         Dynamics Research Corporation
                               60 Frontage Road
                         Andover, Massachusetts 01810
                         ----------------------------
                    (Name and address of agent for service)

                                (978) 475-9090
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                 Please send copies of all communications to:
                              Mary E. Weber, Esq.
                                 Ropes & Gray
                            One International Place
                       Boston, Massachusetts 02110-2624
                           Telephone: (617) 951-7000

--------------------------------------------------------------------------------
                                   Proposed     Proposed
Title of                           Maximum      Maximum
Securities        Amount           Offering     Aggregate     Amount of
To Be             To Be            Price Per    Offering      Registration
Registered        Registered(2)    Share(1)     Price(1)      Fee
--------------------------------------------------------------------------------
Common Stock,     800,000          $9.105       $7,284,000    $1,821
$.10 par value.                     -----        ---------     -----

__________
(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Dynamics Research Corporation's Common Stock Par value $.10 per share, as reported on the National Association of Securities Dealers Automated Quotation System on April 20, 2001.

(2) The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

Exhibit Index can be found on page II-5.

                          This is page 1 of 6 pages.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Registration Statement incorporates by reference the following documents that Dynamics Research Corporation has previously filed with the Securities and Exchange Commission:

     (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

     (b) The Registration Statement on Form 10, as amended by the Registration Statement on Form 8-A, as amended.

     All documents subsequently filed by Dynamics Research Corporation under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are also deemed to be incorporated by reference in this Registration Statement and will automatically update information in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Dynamics Research Corporation is organized under the laws of The Commonwealth of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in or authorized by its articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against liability incurred as a director, officer, employee, agent or person serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have the power to itself indemnify him against such liability.

     The Registrant's Restated Articles of Organization provide that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at time such liability is determined. The By-laws provide that the Registrant shall indemnify its directors and officers to the full extent permitted by the laws of The Commonwealth of Massachusetts against certain liabilities.

     The Company has an indemnification agreement with its directors. Each indemnification agreement entitles the director to be indemnified by the Registrant for any liabilities and expenses incurred in connection with the defense or disposition of any legal claim or action brought or threatened against him or her by reason of (i) being or having been a director of the Registrant or (ii) serving or having served at Registrant's request as a director of another organization or in any capacity with respect to an employee benefit plan. The indemnification agreement also requires the Registrant to advance payment for any expenses incurred by a director in connection with such an action. However, a director will not receive indemnification under the agreement if he or she is found not to have acted in good faith in the reasonable belief that his or her actions were in the best interest of the Registrant. The indemnification provided under the indemnification agreement is required whether or not an action is brought asserting that the director seeking indemnification acted unlawfully or acted to create an improper personal benefit, unless the director is actually found not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable.

ITEM 8.  EXHIBITS.

 4(a) Restated Articles of Organization (Incorporated by reference to the Registrant's Form 10-Q for the quarter ended June 13, 1987, SEC File Reference No. 1-7348).

 4(b) By-Laws (Incorporated by reference to the Registrant's Form 10-Q for the quarter ended June 13, 1987, SEC File Reference No.1-7348).

 4(c)  Specimen Common Stock Certificate attached herewith.

 4(d) Rights Agreement dated as of February 17, 1998 ("Rights Agreement") between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to the Registrant's Form 8-A filed on June 15, 1998).

 4(e) Form of Rights Certificate (incorporated by reference to the Registrant's Form 8-A filed on June 15, 1998).

 4(f)  Dynamics Research Corporation 2000 Employee Stock Purchase Plan.

 5     Opinion of Ropes & Gray.

23(a)  Consent of Ropes & Gray (contained in Exhibit 5).

23(b)  Consent of Arthur Andersen LLP.

24 Power of Attorney is included on the signature page of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that its has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Andover, Commonwealth of Massachusetts, on this 24th day of April, 2001.

                                         Dynamics Research Corporation



                                         /s/ James P. Regan
                                         ------------------
                                         James P. Regan
                                         Chief Executive Officer


     We, the undersigned officers and directors of Dynamics Research Corporation, hereby severally constitute and appoint James P. Regan and David Keleher and each of them singly, as true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all additional amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Dynamics Research Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all applicable requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                       Title                                     Date
      /s/ James P. Regan                 President, Chief Executive Officer and                 April 24, 2001
----------------------------------       Director (Principal Executive Officer)
        JAMES P. REGAN

      /s/ David Keleher                  Chief Financial Officer, Vice President                April 24, 2001
----------------------------------       of Finance (Principal Financial and
        DAVID KELEHER                    Accounting Officer)

  /s/ John  S. Anderegg, Jr.             Director                                               April 24, 2001
----------------------------------
    JOHN S. ANDEREGG, JR.

   /s/ Francis J. Aguilar                Director                                               April 24, 2001
----------------------------------
     FRANCIS J. AGUILAR

    /s/ James P. Mullins                 Director                                               April 24, 2001
----------------------------------
      JAMES P. MULLINS

     /s/ Martin V. Joyce                 Director                                               April 24, 2001
---------------------------------
        MARTIN V. JOYCE

     /s/ Kenneth F. Kames                Director                                               April 24, 2001
---------------------------------
       KENNETH F. KAMES

                                 EXHIBIT INDEX


Number                Title of Exhibit                                   Page
---------    ---------------------------------------------      -----------------------

4(a)         Form of 2000 Employee Stock Purchase Plan           Filed herewith

4(c)         Specimen Common Stock Certificate                   Filed herewith

5            Opinion of Ropes & Gray

23(a)        Consent of Ropes & Gray                             Contained in Exhibit 5

23(b)        Consent of Arthur Andersen LLP

24           Power of Attorney                                   Included as part of the
                                                                   Signatures to this
                                                                   Registration Statement